UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2024 (August 14, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On August 14, 2024, the Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “First Amendment”) with the Secretary of State of the State of Nevada to effect a 1-for-100 reverse stock split (the “Reverse Stock Split”) of the Common Stock, and (ii) a proportionate related reduction in the number of the Company’s authorized shares of Common Stock (the “Authorized Share Reduction”). The Reverse Stock Split and Authorized Share Reduction was accomplished pursuant to Nevada Revised Statutes Section 78.209, under which a Nevada corporation may effect a reverse split without stockholder approval if (i) both the number of authorized shares of common stock and the number of outstanding shares of common stock are proportionally reduced as a result of the reverse split, (ii) the reverse split does not adversely affect any other class of stock of the corporation, and the corporation does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse split.

As a result of the Reverse Stock Split, every 100 shares of the Company’s pre-reverse split Common Stock will be combined and reclassified as one share of Common Stock. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded up to the nearest whole number of shares of Common Stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse split, other than as a result of the rounding up of any fractional share interests.

In connection with the Reverse Stock Split, the Company’s Board of Directors, has authorized special treatment to certain shareholders to preserve round lot holders (i.e., holders owning at least 100 shares) after the Reverse Stock Split. Shareholders holding 10,000 or fewer shares of Common Stock will receive 100 shares of Common Stock after the Reverse Stock Split. The terms and conditions of special treatment afforded to the Company’s shareholders to preserve round lot shareholders, if any, including the record dates for determining which shareholders may be eligible for such special treatment, will be established in the discretion of the Board of Directors.

The Company intends to treat stockholders holding shares of Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of our Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split.

As a result of the rounding up of fractional shares and special treatment of stockholders described above, the Company expects a significant amount of additional Common Stock will be issued to its stockholders of record.

The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on August 15, 2024 (the “Effective Date”), and the Common Stock will start to be quoted on the BZX Exchange, Inc. on a post-split basis as of the open of business on August 15, 2024. The Company’s post-reverse split Common Stock has a new CUSIP number, 82932V508, but the par value and other terms of the Common Stock will not be affected by the Reverse Stock Split.

Also on the Effective Date, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of Common Stock into which the options, warrants and other convertible securities are exercisable or convertible by 100 and multiplying the exercise or conversion price thereof by 100, all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

The Reverse Stock Split does not affect the Company’s authorized preferred stock. The majority holders of the Company’s Class A Convertible Preferred Stock will continue to maintain voting control over all matters brought before the stockholders.

The Company’s transfer agent, VStock Transfer, LLC will send instructions to stockholders of record regarding the exchange of certificates for Common Stock.

On August 14, 2024, the Company also filed a second Certificate of Amendment to its Amended and Restated Articles of Incorporation (the “Second Amendment”) with the Secretary of State of the State of Nevada to establish the number of authorized shares of the Company’s Common Stock at 6,000,000,000.

The foregoing description of the First Amendment and the Second Amendment do not purport to be complete and are qualified in its entirety by reference to the copies of the First Amendment and Second Amendment filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation and Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
3.1	First Amendment filed with the State of Nevada on August 14, 2024.
3.2	Second Amendment filed with the State of Nevada on August 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document.)

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: August 15, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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